Exhibit 99.77(q)(i)

ITEM 77Q-1 Exhibits

(a)(1)	Certificate of Amendment of Certificate of Trust (Establishment of New Share Class) effective July 9, 2015 – Filed as an exhibit to Post-Effective Amendment No. 83 to the Registrant’s Form N-1A Registration Statement on July 29, 2015 and incorporated herein by reference.

(e)(1)	Waiver letter dated August 1, 2015 between the Registrant and Voya Investments, LLC (with respect to the management fee for Class P shares of Voya Floating Rate Fund and Voya High Yield Bond Fund) – Filed as an exhibit to Post-Effective Amendment No. 83 to the Registrant’s Form N-1A Registration Statement on July 29, 2015 and incorporated herein by reference.

(e)(2)	Expense Limitation Agreement between the Registrant and Voya Investments, LLC effective November 18, 2015 – Filed as an exhibit to Post-Effective Amendment No. 82 to the Registrant’s Form N-1A Registration Statement on May 29, 2015 and incorporated herein by reference.

(e)(3)	Amended Schedule A effective July 31, 2015 to the Expense Limitation Agreement between the Registrant and Voya Investments, LLC dated November 18, 2014 – Filed as an exhibit to Post-Effective Amendment No. 83 to the Registrant’s Form N-1A Registration Statement on July 29, 2015 and incorporated herein by reference.